Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Achieves Record Quarterly Revenues and Excellent Profits

Strong Global Truck Deliveries and Parts Sales Drive Results

July 24, 2018, Bellevue, Washington – “PACCAR achieved record quarterly revenues and excellent net income in the second quarter of 2018,” said Ron Armstrong, chief executive officer. “PACCAR’s financial results reflect strong global truck demand, increasing PACCAR truck production and market share, and robust global aftermarket parts sales. I am very proud of our 27,000 employees who have delivered outstanding products and services to our customers.” Armstrong added, “The positive economic and freight growth in North America and Europe are good indicators that 2019 will be another strong truck market.”

PACCAR earned net income of $559.6 million ($1.59 per diluted share) in the second quarter, 50% higher than the $373.0 million ($1.06 per diluted share) earned in the same period last year. Second quarter net sales and financial services revenues were a record $5.81 billion, 23% higher than the $4.70 billion achieved in the second quarter of 2017. “PACCAR’s 9.6 percent after-tax return on revenues is an excellent achievement,” shared Harrie Schippers, PACCAR president and chief financial officer. “The dramatic increase in net income reinforces PACCAR’s financial leadership and strongly positions the company as it invests in new vehicle platforms, technology initiatives such as connected truck, autonomous and alternative fuel systems and developing customer service programs.”

PACCAR reported record first half net income of $1.07 billion ($3.04 per diluted share) in 2018 compared to net income of $683.3 million ($1.94 per diluted share) in the first six months of last year. Net sales and financial services revenues for the first six months of 2018 were $11.46 billion versus $8.94 billion last year.

New $300 Million Stock Repurchase Authorization and Increased Quarterly Dividend

PACCAR repurchased 1.21 million of its common shares for $77.2 million during the second quarter, completing its previously authorized $300 million share repurchase program. The PACCAR Board of Directors approved an additional $300 million repurchase of outstanding common stock earlier this month.

“The new $300 million share repurchase authorization reflects PACCAR’s ongoing excellent business performance,” said Mark Pigott, PACCAR executive chairman. In addition, the Board of Directors increased the regular quarterly cash dividend by 12%, to twenty-eight cents ($.28) per share, in May 2018. “PACCAR has a proven track record of delivering quarterly and special dividends in the range of 45-55% of net income to its shareholders,” Pigott added.

Financial Highlights – Second Quarter 2018

Highlights of PACCAR’s financial results for the second quarter of 2018 include:

•	Record consolidated net sales and revenues of $5.81 billion.
•	Net income of $559.6 million, an after-tax return on revenue of 9.6 percent.
•	Truck, Parts and Other gross margins of 15.0%.
•	Record PACCAR Parts revenues of $968.0 million.
•	Record PACCAR Parts pre-tax income of $194.5 million.
•	Financial Services pre-tax income of $72.4 million.
•	Manufacturing cash and marketable securities of $3.44 billion.
•	Cash generated from operations of $673.2 million.
•	Bank credit facilities of $3.0 billion renewed.
•	Record stockholders’ equity of $8.78 billion.

Financial Highlights – First Half 2018

Highlights of PACCAR’s financial results for the first six months of 2018 include:

•	Consolidated net sales and revenues of $11.46 billion.
•	Net income of $1.07 billion, an after-tax return on revenue of 9.4 percent.
•	Financial Services pre-tax income of $139.9 million.
•	Cash generated from operations of $1.20 billion.
•	Medium-term note issuances of $1.30 billion.

Robust Global Truck Markets

“DAF achieved a record 16.5% market share in the European above 16-tonne segment in the first half of 2018,” said Preston Feight, PACCAR vice president and DAF president. “Customers benefit from the reliability and fuel efficiency leadership of the DAF XF, CF and LF trucks. DAF above 16-tonne truck orders increased 26% in the first half of 2018 compared to the same period last year.” European truck industry registrations in the above 16-tonne market are estimated to be in a range of 300,000-320,000 vehicles in 2018, which would be the third highest in history.

Class 8 truck industry retail sales for the U.S. and Canada have increased by 32% year-to-date and are expected to be in a range of 265,000-285,000 vehicles in 2018. “U.S. and Canada Class 8 truck industry orders surged by 111% in the first six months of 2018 compared to the same period last year,” said Gary Moore, PACCAR executive vice president. “The growing economy and record levels of freight tonnage have resulted in excellent demand for Kenworth and Peterbilt vehicles.”

PACCAR Trucks Achieve Record Quarterly Deliveries

Kenworth, Peterbilt and DAF delivered a record 46,400 trucks in the second quarter of 2018, 18% higher than the same period last year. “Truck deliveries increased in North America, Europe, Australia and Brasil in the second quarter, reflecting strong customer demand for the industry-leading Kenworth, Peterbilt and DAF trucks,” said Darrin Siver, PACCAR senior vice president.

DAF, Kenworth and Peterbilt Invest in Alternative Powertrain Vehicles

DAF, Kenworth and Peterbilt are leaders in the development of battery electric, hydrogen fuel cell and hybrid vehicles. PACCAR is actively field-testing these powertrains in North America and Europe.

DAF has developed the DAF CF Electric truck for up to 40-tonne distribution applications within urban areas.  The fully electric vehicle includes a 285 horsepower electric motor powered by a 170 kWh lithium-ion battery pack. “DAF has an outstanding record of developing innovative transport solutions to meet the evolving needs of customers,” noted Ron Borsboom, DAF chief engineer. “The DAF CF Electric truck is designed for high-volume distribution applications in which customers desire zero-emissions and ultra-low noise.”

DAF CF Electric Truck

The Kenworth T680 Zero Emission Cargo Transport (ZECT) and the Kenworth Hybrid Electric Cargo Transport (HECT) trucks will be in field trials this year at the Ports of Los Angeles and Long Beach. The ZECT uses a hydrogen fuel cell that combines hydrogen gas and air to produce electricity. The HECT incorporates a parallel hybrid propulsion system that uses a compressed natural gas engine and lithium-ion batteries.

Kenworth T680 Zero Emissions Cargo Transport

The Peterbilt Model 520 is a leader in the low-cab-forward truck segment with 32% market share year-to-date through May 2018. Peterbilt has designed a battery electric Model 520 equipped with a 400 horsepower electric drive system, 350 kWh of energy storage and regenerative braking. The truck’s 80-mile range and quiet operation is an excellent solution for residential neighborhood refuse operations.

Peterbilt Model 520 Electric Refuse Truck

PACCAR Parts Achieves Record Quarterly Revenues and Pre-Tax Profit

PACCAR Parts achieved record quarterly revenues of $968.0 million in the second quarter of 2018, 18% higher than the $823.1 million achieved in the same period last year. Second quarter 2018 pre-tax profit was a record $194.5 million, 29% higher than the $151.2 million achieved in the second quarter of 2017. PACCAR Parts first half 2018 revenues were $1.91 billion, compared to $1.61 billion for the same period last year. PACCAR Parts achieved pre-tax profit of $386.3 million in the first six months of 2018, compared to $302.0 million earned in the first six months of 2017.

David Danforth, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR continues to add global parts distribution capacity to deliver industry-leading availability, and support the growth of PACCAR MX engine parts sales and the global fleet services program. PACCAR’s new $35 million 160,000 square-foot distribution center in Toronto, Canada is under construction and is expected to open in the fourth quarter of 2018.”

PACCAR Innovation Center Accelerates Technology Development

PACCAR’s advanced technology research and development center in Silicon Valley, California coordinates next-generation product development and identifies emerging technologies that will benefit future vehicle performance. Design platforms include advanced driver assistance systems (ADAS), machine learning and vehicle connectivity. Kyle Quinn, PACCAR chief technology officer, noted, “The Innovation Center spearheads technology development projects and is engaged with startup companies to incorporate advanced technologies in prototype vehicles for evaluation.”

PACCAR Innovation Center, Sunnyvale, California

Research and Development and Capital Investments

PACCAR’s excellent long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $6.1 billion in capital projects, innovative products and new technologies during the past decade. “Capital of $425-$475 million and R&D expenses of $300-$320 million are being invested this year in new truck models, integrated powertrains including electric, hybrid, hydrogen fuel cell technologies, enhanced aerodynamic truck designs, advanced driver assistance systems and truck connectivity. In addition, PACCAR is expanding its manufacturing and parts distribution facilities,” said George West, PACCAR vice president.

Financial Services Companies Achieve Good Results

PACCAR Financial Services (PFS) has a portfolio of 189,000 trucks and trailers, with total assets of $13.63 billion. PACCAR Leasing, a major full-service truck leasing company in North America and Europe with a fleet of 38,000 vehicles, is included in this segment. Second quarter PFS pre-tax income in 2018 was $72.4 million compared to $62.4 million earned in the second quarter last year. Second quarter 2018 revenues were $338.0 million compared to $306.3 million in the same quarter of 2017. For the first six months of 2018, PFS earned pre-tax income of $139.9 million compared to $119.2 million last year. First-half 2018 revenues were $670.2 million compared with $608.5 million for the same period a year ago. “PFS’ portfolio performed well during the second quarter of 2018,” said Bob Bengston, PACCAR senior vice president. “Industry used truck demand has increased in 2018. Kenworth and Peterbilt vehicle resale values continue to command a 10-20% premium over competitors’ trucks.”

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 24 countries on four continents,” said Todd Hubbard, PACCAR vice president and PACCAR Financial Corp. president. “We have excellent access to the commercial paper and medium-term note markets, allowing PFS to profitably support the sale of PACCAR trucks.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 24, 2018, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through July 31, 2018. PACCAR shares are listed on NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017*	2018	2017*
Truck, Parts and Other:
Net sales and revenues	$5,467.2	$4,397.9	$10,789.0	$8,333.6
Cost of sales and revenues	4,647.3	3,764.0	9,182.8	7,154.9
Research and development	76.7	66.1	152.7	127.1
Selling, general and administrative	127.0	111.8	264.1	226.3
Interest and other (income), net	(16.4)	(11.9)	(35.1)	(25.9)

Truck, Parts and Other Income Before Income Taxes	632.6	467.9	1,224.5	851.2

Financial Services:
Revenues	338.0	306.3	670.2	608.5
Interest and other	231.2	210.2	458.9	424.0
Selling, general and administrative	29.8	26.9	60.9	52.6
Provision for losses on receivables	4.6	6.8	10.5	12.7

Financial Services Income Before Income Taxes	72.4	62.4	139.9	119.2
Investment income	14.6	8.7	24.6	16.8

Total Income Before Income Taxes	719.6	539.0	1,389.0	987.2
Income taxes	160.0	166.0	317.3	303.9

Net Income	$559.6	$373.0	$1,071.7	$683.3

Net Income Per Share:
Basic	$1.59	$1.06	$3.04	$1.94
Diluted	$1.59	$1.06	$3.04	$1.94

Weighted Average Shares Outstanding:
Basic	351.7	351.8	352.1	351.7
Diluted	352.5	352.7	353.0	352.7

Dividends declared per share	$.28	$.25	$.53	$.49

* On January 1, 2018, the Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU requires defined benefit pension plan's net non-service component expenses (income) to be reported outside of operating profit. Net non-service expenses (income) are now reported in Interest and other (income), net. The three and six months ended 2017 net non-service pension expenses (income) have been reclassified to conform with the current presentation.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2018	2017
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,444.8	$3,621.9
Trade and other receivables, net	1,546.9	1,127.9
Inventories, net	1,258.5	928.4
Property, plant and equipment, net	2,397.4	2,464.4
Equipment on operating leases and other, net	1,877.3	2,095.3
Financial Services Assets	13,630.9	13,202.3

	$24,155.8	$23,440.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,969.5	$5,270.4
Financial Services Liabilities	10,406.9	10,119.3
STOCKHOLDERS' EQUITY	8,779.4	8,050.5

	$24,155.8	$23,440.2

Common Shares Outstanding	350.7	351.8

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30,	2018	2017
OPERATING ACTIVITIES:
Net income	$1,071.7	$683.3
Depreciation and amortization:
Property, plant and equipment	179.8	151.5
Equipment on operating leases and other	362.0	376.7
Net change in trade receivables, inventory and payables	(245.8)	(129.8)
Net increase in wholesale receivables on new trucks	(234.5)	(176.0)
All other operating activities, net	65.3	279.5

Net Cash Provided by Operating Activities	1,198.5	1,185.2

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(221.6)	(188.3)
Acquisitions of equipment for operating leases	(697.0)	(728.0)
Net increase in financial services receivables	(449.9)	(21.9)
Net decrease (increase) in marketable debt securities	316.9	(76.3)
Proceeds from asset disposals	306.4	244.2

Net Cash Used in Investing Activities	(745.2)	(770.3)

FINANCING ACTIVITIES:
Payments of cash dividends	(608.5)	(382.5)
Purchases of treasury stock	(94.2)
Proceeds from stock compensation transactions	10.9	18.8
Net increase (decrease) in debt	413.2	(144.1)

Net Cash Used in Financing Activities	(278.6)	(507.8)
Effect of exchange rate changes on cash	(32.6)	57.0

Net Increase (Decrease) in Cash and Cash Equivalents	142.1	(35.9)
Cash and cash equivalents at beginning of period	2,364.7	1,915.7

Cash and cash equivalents at end of period	$2,506.8	$1,879.8

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Sales and Revenues:
Truck	$4,467.8	$3,553.6	$8,820.8	$6,683.7
Parts	968.0	823.1	1,907.9	1,609.8
Financial Services	338.0	306.3	670.2	608.5
Other	31.4	21.2	60.3	40.1

	$5,805.2	$4,704.2	$11,459.2	$8,942.1

Pretax Profit:
Truck	$434.0	$312.7	$829.2	$543.9
Parts	194.5	151.2	386.3	302.0
Financial Services	72.4	62.4	139.9	119.2
Investment Income and Other	18.7	12.7	33.6	22.1

	$719.6	$539.0	$1,389.0	$987.2

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
United States and Canada	$3,654.8	$2,924.6	$7,100.8	$5,447.1
Europe	1,499.8	1,225.7	3,086.6	2,456.9
Other	650.6	553.9	1,271.8	1,038.1

	$5,805.2	$4,704.2	$11,459.2	$8,942.1

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
United States and Canada	25,900	21,200	50,100	38,200
Europe	15,800	13,800	31,500	28,100
Other	4,700	4,400	9,300	8,100
	-	-	-	-
	46,400	39,400	90,900	74,400